UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Appointment of Certain Officers.

Effective March 22, 2016, Ebrahim Abbasi was appointed Chief Operating Officer of Violin Memory, Inc. (the “Company”). Mr. Abbasi had served as the Company’s Senior Vice President of Operations since 2014.

Prior to joining the Company, and beginning in 2012, Mr. Abbasi, 61, was employed by Roamware, Inc. (now Mobileum), a provider of voice and data roaming solutions. Mr. Abbasi held the position of President at Roamware where he was responsible for the operations organization. Prior to joining Roamware in 2012, Mr. Abbasi held the position of President and Chief Operating Officer at Force10 Networks, Inc., a computer networking company that developed and marketed Ethernet switches, where he was in charge of operations. From 2001-2009, Mr. Abbasi held the position of Senior Vice President of Operations at Redback Networks, Inc., a telecommunications equipment company. Mr. Abbasi holds both a bachelor’s and a master’s degree in electrical engineering from the University of Tehran.

The Company and Mr. Abassi entered into an employment offer letter which Mr. Abassi signed on March 23, 2016 (the “Employment Agreement”). The material terms of the Employment Agreement are summarized below.

Term. The Employment Agreement has no specified term, and Mr. Abassi’s employment is on an at-will basis.

Base Salary. Mr. Abbasi will receive an annual base salary of $400,000, subject to adjustment pursuant to the Company’s compensation policies in effect from time to time.

Bonus. Mr. Abbasi will be eligible to earn an additional $400,000 in incentive compensation on an annualized basis based on meeting sales performance objectives which will be set by senior management within the first sixty days of Mr. Abbasi’s employment as Chief Operating Officer.

Equity Awards in Connection with Original Hire. On March 13, 2014, the Company granted Mr. Abbasi an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”). Under the terms of the grant, 250,000 shares vested in March 2015 upon Mr. Abbasi’s completion of one year of continuous service after his date of hire, and the balance of 750,000 shares will vest in equal quarterly installments over the subsequent three years, subject to Mr. Abbasi’s continuous service through each vesting date. Subject to the terms of a Change of Control and Severance Agreement between the Company and Mr. Abbasi (the “Change of Control Agreement”), which is described below, if the Company is subject to a change of control, all of the shares underlying the option will become fully vested and exercisable.

On March 13, 2014, the Company also awarded Mr. Abbasi restricted stock units for 250,000 shares of the Company’s common stock under the 2012 Plan (the “2014 RSUs”). The Employment Agreement provides that the 2014 RSUs will vest over a two-year period following his date of hire, with one quarter of the 2014 RSUs becoming vested upon his completion of each six-month period of continuous service after the grant date.

On March 9, 2015, the Company awarded Mr. Abbasi restricted stock units for an additional 200,000 shares of the Company’s common stock under the 2012 Plan (the “2015 RSUs”). The 2015 RSUs will vest over a four-year period following the grant date, with 50,000 2015 RSUs becoming vested upon Mr. Abbasi’s completion of one year of continuous service to the Corporation after the grant date, and the balance of 150,000 2015 RSUs becoming vested in equal quarterly installments over the subsequent three years, subject to his continuous service through each vesting date.

On December 3, 2015, the Company awarded Mr. Abbasi restricted stock units for an additional 300,000 shares of the Company’s common stock under the 2012 Plan (the “Additional 2015 RSUs”). The Additional 2015 RSUs will vest over a three-year period following the grant date, with 99,999 2015 RSUs becoming vested upon Mr. Abbasi’s completion of one year of continuous service to the Corporation after the grant date, and the balance of 200,000 Additional 2015 RSUs becoming vested in equal quarterly installments over the subsequent two years, subject to his continuous service through each vesting date.

There are no family relationships between Mr. Abbasi and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Abbasi or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other hand, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Abbasi and the Company also are parties to a Change of Control Agreement that was effective March 2014. The material terms of the Change of Control Agreement are summarized below.

Involuntary Termination in Connection with a Change of Control. If Mr. Abbasi’s employment by the Company terminates as a result of an Involuntary Termination (as that term is defined in the Change in Control Agreement) on or at any time within three months before or twelve months after a Change of Control (as that term is defined in the Agreement), and Mr. Abbasi signs and does not revoke a standard release of claims with the Company in a form reasonably acceptable to the Company which becomes effective no later than the 30th day after the later of the Termination Date (as that term is defined in the Agreement) or the Change of Control, Mr. Abbasi is entitled to the following severance benefits, provided that no such benefits shall accrue and be payable (or take effect, as the case may be) unless and until a Change of Control occurs:

(i)	payment of his annual base salary as in effect as of the Termination Date, less applicable withholding, for a period of six months following the later of the Involuntary Termination or the Change of Control in accordance with the Company’s payroll practices;

(ii)	acceleration of the vesting and exercisability of all of his equity awards with respect to the common stock of the Company or its successor, or the parent of either, to the extent outstanding, or of any deferred compensation into which Mr. Abbasi’s equity awards were converted upon the Change of Control, which payment will be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

(iii)	reimbursement by the Company of the group health continuation coverage premiums for Mr. Abbasi and his eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) as in effect through the lesser of (x) six months from the Termination Date, (y) the date upon which he and his eligible dependents become covered under similar plans or (z) the date he no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Code).

Involuntary Termination Apart from a Change of Control. If Mr. Abbasi’s employment by the Company terminates as a result of an Involuntary Termination apart from a Change of Control, and Mr. Abbasi signs and does not revoke a standard release of claims with the Company in a form reasonably acceptable to the Company, which becomes effective no later than the 30th day after the later of the Termination Date, he will be entitled to payment of his annual base salary as in effect as of the Termination Date, less applicable withholding, for a period of six months following the Involuntary Termination in accordance with the Company’s payroll practices, plus reimbursement by the Company of the group health continuation premiums for Mr. Abbasi and his eligible dependents under COBRA.

The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the full text of the Change of Control Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Upon his joining the Company in March 2014, Company and Mr. Abbasi also entered into the standard Violin Indemnification Agreement for officers and directors. The agreement requires the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by the officers and directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement, signed March 23, 2016, between the Company and Mr. Abbasi.

10.2	Change of Control Agreement effective March 2014 between the Company and Mr. Abbasi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: March 25, 2016	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement, signed March 23, 2016 between the Company and Mr. Abbasi.

10.2	Change of Control Agreement effective March 2014 between the Company and Mr. Abbasi.